SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) OF The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	May 8, 2015 (May 7, 2015)

CHEMUNG FINANCIAL CORPORATION
(Exact name of Registrant as specified in its charter)

New York (State or other jurisdiction of incorporation or organization)	0-13888 (Commission file number)	16-123703-8 (I.R.S. Employer Identification No.)

One Chemung Canal Plaza, P.O. Box 1522, Elmira, NY 14901
(Address of principal executive offices)       (Zip Code)

(607) 737-3711
(Registrant's telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(B) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07	Submission of Matters to a Vote of Security Holders

At the Annual Meeting of Shareholders of Chemung Financial Corporation (NASDAQ: CHMG), held May 7, 2015, the shareholders voted on four proposals. The proposals are described in detail in the Corporation’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on March 27, 2015. Ronald M. Bentley, President and Chief Executive Officer, made a presentation at the Annual Meeting which included slides containing financial and other information. A copy of these slides is contained in Exhibit 99.1 which is attached hereto and incorporated herein by reference. On May 8, 2015, Chemung Financial Corporation issued a press release describing the voting results for the election of directors and other information presented at the Annual Meeting. The press release is furnished as Exhibit 99.2 to this report.

Proposal 1: Election of Directors

Nominees	Votes For	Votes Withheld	Broker Non-Votes
David J. Dalrymple	3,163,822	46,946	757,298
William D. Eggers	3,157,379	53,389	757,298
John F. Potter	3,168,328	42,440	757,298
Thomas R. Tyrrell	3,168,384	42,384	757,298

Messrs. Dalrymple, Eggers, Potter and Tyrrell were elected.

Proposal 2:  Approval of the Company’s Named Executive Officers Compensation (“Say-on-Pay”)

Say-on-Pay
Votes For	Votes Against	Votes Abstained	Broker Non-Votes
3,024,831	118,627	67,011	757,298

The Company’s Named Executive Officers’ compensation was approved.

Proposal 3:  Approval of the Amended and Restated Directors’ Deferred Fee Plan

Say-on-Pay
Votes For	Votes Against	Votes Abstained	Broker Non-Votes
3,095,123	87,509	28,135	757,299

The Company’s Amended and Restated Directors’ Deferred Fee Plan was approved.

Proposal 4: Ratification of the Appointment of Crowe Horwath LLP as the Company’s Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2015

Votes For	Votes Against	Abstain
3,904,843	55,229	7,994

The appointment of Crowe Horwath LLP was ratified.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Exhibit No.

99.1
Copies of slides used in a presentation at the 2015 Annual Meeting of Shareholders of Chemung Financial Corporation at the Holiday Inn – Riverview, 760 East Water Street, Elmira, New York at 2:00 p.m. on May 7, 2015.

	99.2	Press release of Chemung Financial Corporation dated May 8, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CHEMUNG FINANCIAL CORPORATION

May 8, 2015	By: Ronald M. Bentley

Ronald M. Bentley
President & Chief Executive Officer